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                                                                      Exhibit 11


                                                                  Execution Copy

                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "Agreement") is made as of October 3, 2002, among the stockholder(s) listed on the signature pages hereto (each, a "Stockholder") of Daleen Technologies, Inc., a Delaware corporation ("Daleen"), and Abiliti Solutions, Inc., a Missouri corporation ("Abiliti").

      A. Abiliti, Daleen and Daleen Solutions, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Daleen ("Acquisition Sub") are entering into an Asset Purchase Agreement on substantially the terms and conditions set forth in the draft dated October 1, 2002 and provided to the undersigned herewith (a definitive agreement on substantially such terms and conditions, as the same may be modified or amended from time to time, the "Asset Purchase Agreement"), providing for the purchase by Acquisition Sub of substantially all of the assets of Abiliti (the "Purchase"). Concurrent with the consummation of the Purchase, certain stakeholders of Abiliti will invest approximately $5 million into securities issued by Daleen (the "Investment"), on substantially the terms and conditions set forth in the Investment Agreement attached as an exhibit to the Asset Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Asset Purchase Agreement.

      B. It is a condition to the execution and delivery of the Asset Purchase Agreement that the Stockholders execute and deliver this Agreement committing to vote for and consent to the Purchase, the Investment and the other Contemplated Transactions.

      Accordingly, the parties hereto agree as follows:

      Section 1. Representations, Warranties and Covenants. Each Stockholder (with respect to itself only) hereby represents, warrants and covenants, severally and not jointly, to Abiliti as follows:

            (a) Title. As of the date hereof, such Stockholder owns beneficially and of record the number of shares of each class of capital stock of Daleen set forth after such Stockholder's name on Exhibit A hereto (with respect to each Stockholder, the capital stock specified after such Stockholder's name on Exhibit A hereto shall be referred to herein as the "Shares"). The term "beneficial owner" and all correlative expressions are used in this Agreement as defined in Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended.

            (b) Right to Vote. As of the date hereof and as of date of each vote or consent of such Stockholder through and including the Closing Date, except for this Agreement or as otherwise permitted by this Agreement, such Stockholder has full legal power, authority and right to vote all of the Shares in favor of the approval and authorization of the Asset Purchase Agreement, the Purchase, the authorization and issuance of the Purchase Price in connection therewith, the Investment Agreement, the Investment and the authorization and issuance of the securities to be issued


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therewith, the amendment of the Certificate of Incorporation of Daleen in substantially the form of the amendments attached as Exhibit F to the Asset Purchase Agreement, and the other Contemplated Transactions (to the extent Daleen is a party thereto) (collectively, the "Daleen Proposals") without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the Daleen Proposals except for this Agreement.

            From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, such Stockholder will not commit any act that could restrict or otherwise affect its legal power, authority and right to vote all of the Shares in favor of the Daleen Proposals. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder's legal power, authority or right to vote the Shares in favor of the approval of the Daleen Proposals.

            (c) Authority. Such Stockholder has full legal power, authority and right to execute and deliver, and to perform his or its obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            (d) Conflicting Instruments. The execution and delivery of this Agreement and the performance by such Stockholder of his or its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Stockholder is a party or by which such Stockholder (or any of his or its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect such Stockholder's ability to perform its obligations under this Agreement.

      Section 2. Restrictions on Transfer. Until the termination of this Agreement in accordance with its terms, each Stockholder agrees not to Transfer (or to agree to Transfer) any Shares owned of record or beneficially by such Stockholder. "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession) or any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by


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proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "constructive sale" means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

      Section 3. Agreement to Vote. Until the termination of this Agreement in accordance with its terms, each Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares, to the extent the Shares carry the right to vote thereon, at any other annual or special meeting of stockholders of Daleen where any such proposal is submitted, and in connection with any written consent of stockholders (including, without limitation, any vote or consent of any class or series of stockholders to which such Stockholder belongs), (a) in favor of the Daleen Proposals and (b) against
(i) approval of any proposal made in opposition to or in competition with the transactions contemplated by the Asset Purchase Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Daleen or any of its subsidiaries, with or involving any party other than as contemplated by the Asset Purchase Agreement,
(iii) any liquidation or winding up of Daleen, (iv) any extraordinary dividend by Daleen, (v) any change in the capital structure of Daleen (other than pursuant to the Asset Purchase Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the Purchase or any other Contemplated Transaction or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Daleen under the Asset Purchase Agreement which would materially and adversely affect Abiliti or Daleen or their respective abilities to consummate the Purchase or any other Contemplated Transaction.

      Section 4. Granting of Proxy. In furtherance of the terms and provisions of this Agreement, each Stockholder hereby grants an irrevocable proxy (subject to Section 9(b)), coupled with an interest, to each of the President and the Secretary of Abiliti, for the sole purpose to vote all of the Shares beneficially owned by such Stockholder in favor of the Daleen Proposals and in accordance with the provisions of Section 3. Each Stockholder hereby ratifies and approves of each and every action taken by the President or the Secretary of Abiliti pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by Abiliti, each Stockholder will execute and deliver applicable proxy material in furtherance of the provisions of Section 3 and this Section 4.

      Section 5. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

      Section 6. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

      Section 7. Specific Performance. The parties hereto agree that the failure for any reason of a Stockholder to perform any of his or its agreements or obligations under this Agreement would cause irreparable harm or injury to Abiliti with respect to which money damages would not be an


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adequate remedy. Accordingly, each Stockholder agrees that, in seeking to enforce this Agreement against such Stockholder, Abiliti shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy available at law, equity or otherwise.

      Section 8. GOVERNING LAW; SUBMISSION TO JURISDICTION. THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF BROUGHT BY ANY OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED IN THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY CLAIM (A) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS FOR ANY REASON,
(B) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF JUDGMENT, EXECUTION OF JUDGMENT, OR OTHERWISE), AND (C) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

      Section 9. Amendments; Termination.


            (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto.

            (b) Except for provisions of this Agreement that by their terms survive the termination hereof, the provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Contemplated Transactions and (ii) the termination of the Asset Purchase Agreement in accordance with its terms.

      Section 10. Additional Shares. If, after the date hereof, any Stockholder acquires beneficial or record ownership of any additional shares of capital stock of Daleen (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of Daleen or through any stock dividend or stock split, the provisions


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of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Stockholder of beneficial ownership of such Additional Shares.

      Section 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of any individual Stockholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Stockholder or such individual) and permitted assigns; provided, however, that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement, without (a) the consent of Abiliti, in the case of any Stockholder, or (b) the consent of the Stockholders, in the case of Abiliti. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2, each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

      Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. The parties also expressly agree that this Agreement may be executed by original signatures delivered by facsimile.

      [Remainder of page intentionally left blank; signature page follows]


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      In witness whereof, the undersigned have executed this Agreement as of the date first written above.

                                HARBOURVEST PARTNERS V - DIRECT FUND, L.P.

                                By: HVP V-Direct Associates, L.L.C
                                    Its General Partner

                                By: HarbourVest Partners, LLC
                                    Its Managing Member


                                    By:    /s/ Ofer Nemirovsky
                                         ---------------------
                                         Ofer Nemirovsky
                                         Managing Director



                                HARBOURVEST PARTNERS VI - DIRECT FUND, L.P.

                                By: HVP VI-Direct Associates, L.L.C
                                    Its Managing Member

                                By: HarbourVest Partners, LLC
                                    Its Managing Member


                                    By:    /s/ Ofer Nemirovsky
                                         ---------------------
                                         Ofer Nemirovsky
                                         Managing Director



                                ABILITI SOLUTIONS, INC.



                                By:   /s/  Gordon Quick
                                    -------------------
                                    Name:  Gordon Quick
                                    Title:  President and CEO


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                                    Exhibit A

HarbourVest            3,818,063 shares of Common         One Financial Center
Partners V -           Stock Warrants on 1,250,000        44th Floor
Direct Fund, L.P.      shares of Common Stock             Boston, MA  02111

HarbourVest            90,139 shares of Series F
Partners VI -          Preferred Stock                    One Financial Center
Direct Fund, L.P.      Warrants on 36,056 shares of       44th Floor
                       Series F Preferred Stock           Boston, MA  02111


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